EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of April 28, 2005, among PACER INTERNATIONAL, INC., a Tennessee corporation (the “Borrower”), various Subsidiaries of the Borrower, the lenders party hereto (each, a “Lender” and, collectively, the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders from time to time party thereto, Credit Suisse First Boston, Cayman Islands Branch and Harris Trust & Savings Bank, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”), Bear Stearns Corporate Lending Inc. and Credit Lyonnais New York Branch, as Co-Syndication Agents (in such capacity, the “Co-Syndication Agents”), and the Administrative Agent (and together with the Co-Documentation Agents and the Co-Syndication Agents, each, an “Agent” and, collectively, the “Agents”) are parties to a Credit Agreement, dated as of June 10, 2003 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Second Amendment, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I. Amendments to Credit Agreement.

1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new clause (f) immediately following clause (e) of said Section:

“(f) 2005 Term Loans. (A) Subject to and upon the terms and conditions set forth herein, (i) each Consenting New Term Loan Lender severally agrees to convert (the “2005 Term Loan Conversion”), on the Second Amendment Effective Date, all New Term Loans of such Consenting New Term Loan Lender outstanding on the Second Amendment Effective Date (immediately prior to giving effect thereto) into new term loans hereunder owing by the Borrower (each such term loan, a “2005 Converted Term Loan” and, collectively, the “2005 Converted Term Loans”) and (ii) each Lender with a 2005 Term Loan Commitment severally agrees to make, on the Second Amendment Effective Date, a term loan or term loans (each, an “Additional 2005 Term Loan” and, collectively, the “Additional 2005 Term Loans”, and, together with the 2005 Converted Term Loans, the “2005 Term Loans”) to the Borrower, which 2005 Term Loans:

(i) shall be denominated in U.S. Dollars;

(ii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise specifically provided in Section 1.10(b), all 2005 Term Loans made as part of the same Borrowing shall at all times consist of 2005 Term Loans of the same Type and (y) Borrowings of 2005 Term Loans on the Second Amendment Effective Date shall be subject to the rules set forth in clause (B) of this Section 1.01(f) below; and

(iii) shall not exceed for any Lender, in initial principal amount, that amount which equals the sum of (x) the aggregate principal amount of the New Term Loans, if any, made by such Lender and outstanding on the Second Amendment Effective Date (immediately prior to giving effect thereto) as set forth on Schedule I hereto under the heading “2005 Converted Term Loans” and (y) the 2005 Term Loan Commitment of such Lender (if any) as in effect on the Second Amendment Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(g)).

Once repaid, 2005 Term Loans may not be reborrowed.

(B)(i) Each Borrowing of New Term Loans existing on the Second Amendment Effective Date immediately prior to the 2005 Term Loan Conversion and maintained as Eurodollar Loans (each, an “Existing New Term Loan Borrowing”) shall, upon the occurrence of the 2005 Term Loan Conversion, be deemed to be a new Borrowing of 2005 Term Loans for all purposes of this Agreement, (ii) each such newly-deemed Borrowing of 2005 Term Loans shall be subject to the same Interest Period (and Eurodollar Rate) as the Existing New Term Loan Borrowing to which it relates (as if no new Borrowing had in fact occurred), (iii) Additional 2005 Term Loans shall be initially incurred pursuant to a single Borrowing of Eurodollar Loans which shall be added to (and thereafter be deemed to constitute a part of) each such newly-deemed Borrowing of 2005 Term Loans described in preceding subclause (i) on a pro rata basis (based on the relative sizes of the various such newly-deemed Borrowings of 2005 Term Loans) and (iv) in connection with the 2005 Term Loan Conversion and the incurrence of Additional 2005 Term Loans pursuant to Section 1.01(f)(A), the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding 2005 Term Loans (after giving effect to the 2005 Term Loan Conversion and the incurrence of Additional 2005 Term Loans pursuant to Section 1.01(f)(A)) participate in each newly-deemed Borrowing of 2005 Term Loans on a pro rata basis (based upon their respective 2005 Term Loan Borrowing Amounts as in effect on the Second Amendment Effective Date).

(C) In connection with the 2005 Term Loan Conversion and the incurrence of Additional 2005 Term Loans pursuant to Section 1.01(f)(A), the

Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, (i) if requested by any Lender making Additional 2005 Term Loans which “match funds”, the Borrower shall pay to such Lender such amounts necessary, as reasonably determined by such Lender, to compensate such Lender for making such Additional 2005 Term Loans in the middle of an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon the rates then applicable thereto) and (ii) the Borrower shall be obligated to pay to the respective Lenders breakage or other costs of the type referred to in Section 1.11 (if any) incurred in connection with the 2005 Term Loan Conversion and/or the actions taken pursuant to preceding clause (B) of this Section 1.01(f).

(D) On and after the Second Amendment Effective Date, each Consenting New Term Loan Lender which holds a New Term Note shall be entitled to surrender such New Term Note to the Borrower against delivery of a 2005 Term Note completed in conformity with Section 1.05; provided that if any such New Term Note is not so surrendered, then from and after the Second Amendment Effective Date such New Term Note shall be deemed to evidence the 2005 Converted Term Loans into which the New Term Loans theretofore evidenced by such New Term Note have been converted.”

2. Section 1.04(a) of the Credit Agreement is hereby amended by deleting the parenthetical “(or (I) in the case of Swingline Loans, DBTCA shall make available the full amount thereof and (II) in the case of Additional New Term Loans, each Lender with a New Term Loan Commitment will make available an amount thereof equal to its New Term Loan Commitment on the First Amendment Effective Date)” appearing in the first sentence of said Section and inserting the text “(or (I) in the case of Swingline Loans, DBTCA shall make available the full amount thereof, (II) in the case of Additional New Term Loans, each Lender with a New Term Loan Commitment will make available an amount thereof equal to its New Term Loan Commitment on the First Amendment Effective Date and (III) in the case of Additional 2005 Term Loans, each Lender with a 2005 Term Loan Commitment will make available an amount thereof equal to its 2005 Term Loan Commitment on the Second Amendment Effective Date)” in lieu thereof.

3. Section 1.05(a) of the Credit Agreement is hereby amended by (i) inserting the text “, (iv) if 2005 Term Loans, by a promissory note substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity therewith (each, a “2005 Term Note” and, collectively, the “2005 Term Notes”),” immediately after the end of clause (iii) of said Section and (ii) redesignating clause (iv) of said Section as clause (v).

4. Section 1.05 of the Credit Agreement is hereby further amended by inserting the following new clause (h) immediately following clause (g) of said Section:

“(h) The 2005 Term Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount (expressed in U.S. Dollars) equal to the sum of the 2005 Term Loan

Commitment of such Lender on the Second Amendment Effective Date before giving effect to any reductions thereto on such date plus the aggregate principal amount of all 2005 Converted Term Loans of such Lender on the Second Amendment Effective Date (or, in the case of any 2005 Term Note issued after the Second Amendment Effective Date, in a stated principal amount equal to the outstanding principal amount of the 2005 Term Loans of such Lender on the date of issuance thereof) and be payable in the principal amount of 2005 Term Loans evidenced thereby from time to time, (iv) mature on the 2005 Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.”.

5. Section 1.07 of the Credit Agreement is hereby amended by (i) deleting the text “New Term Loans” appearing in said Section and inserting the text “2005 Term Loans” in lieu thereof and (ii) inserting the text “, 2005 Term Loan Borrowing Amounts” immediately after the text “New Term Loan Borrowing Amounts” appearing in said Section.

6. Section 1.09 of the Credit Agreement is hereby amended by (i) deleting the text “and” appearing prior to the text “Section 1.01(e)(ii)” and inserting a comma in lieu thereof, (ii) inserting the text “and 1.01(f)(ii)” immediately following the text “1.01(e)(ii)” appearing in said Section and (iii) deleting each instance of the text “New Term Loans” appearing in sub-clause (vii) of said Section and inserting the text “2005 Term Loans” in lieu thereof.

7. Section 1.13 of the Credit Agreement is hereby amended by deleting the text “New Term Loans” in each instance where it appears in said Section and inserting the text “2005 Term Loans” in lieu thereof.

8. Section 3.01 of the Credit Agreement is hereby amended by inserting the following new clause (h) at the end thereof:

“(h) At the time of the effectiveness of a Repricing Transaction prior to the first anniversary of the Second Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding 2005 Term Loans (including each Lender that withholds its consent to such Repricing Transaction and is replaced or is removed as a Lender under Section 1.13 or 4.01(vi), as the case may be), a fee in an amount equal to 1.0% of the aggregate principal amount of all 2005 Term Loans outstanding on such date immediately prior to the effectiveness of such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.”.

9. Section 3.02(b) of the Credit Agreement is hereby amended by deleting the text “New Term Loans” in each instance where it appears in said Section and inserting the text “2005 Term Loans” in lieu thereof.

10. Section 3.03 of the Credit Agreement is hereby amended by (i) inserting the text “provided further that the Total 2005 Term Loan Commitment shall terminate on May 1, 2005, unless the Second Amendment Effective Date has occurred on or before such date” immediately preceding the period at the end of clause (a) of said Section, (ii) inserting the text “, the Total 2005 Term Loan Commitment,” immediately after the text “Total New Term Loan Commitment” appearing in clause (e) of said Section, (iii) inserting the text “, the 2005 Term Loan Commitment” immediately after the text “the New Term Loan Commitment” appearing in clause (e) of said Section and (iv) inserting the following new clause (g) immediately following clause (f) of said Section:

“(g) The Total 2005 Term Loan Commitment shall terminate in its entirety on the Second Amendment Effective Date (immediately after giving effect to the incurrence of Additional 2005 Term Loans on such date).”.

11. Section 4.01 of the Credit Agreement is hereby amended by deleting the text “New Term Loans” in each instance where it appears in said Section and inserting the text “2005 Term Loans” in lieu thereof.

12. Section 4.01 of the Credit Agreement is hereby further amended by (i) deleting the word “and” appearing at the end of clause (v) of said Section, (ii) deleting the period at the end of clause (vi) and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (vii) at the end of said Section:

“(vii) any prepayment of 2005 Term Loans pursuant to this Section 4.01 made prior to the first anniversary date of the Second Amendment Effective Date in connection with a Repricing Transaction shall be subject to the fee described in Section 3.01(h).”.

13. Section 4.02(b) of the Credit Agreement is hereby replaced in its entirety with the following:

“(b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of 2005 Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a “Scheduled Repayment”):

Scheduled Repayment Date	Amount
September 30, 2008	$250,000
December 31, 2008	$6,250,000
March 31, 2009	$6,250,000
June 30, 2009	$6,250,000
September 30, 2009	$6,250,000
December 31, 2009	$6,250,000
March 31, 2010	$6,250,000
2005 Term Loan Maturity Date	$101,250,000”.

14. Notwithstanding anything to the contrary contained in Section 4.02(d) of the Credit Agreement or elsewhere in the Credit Agreement, the proceeds of all Additional 2005 Term Loans shall be applied on the Second Amendment Effective Date (as defined below) exclusively to repay in full all outstanding New Term Loans of Non-Consenting New Term Loan Lenders.

15. Section 4.02(h) of the Credit Agreement is hereby amended by deleting the text “New Term Loans” in each instance where it appears in said Section and inserting the text “2005 Term Loans” in lieu thereof.

16. Section 7.05(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end of said Section:

“All proceeds of the Additional 2005 Term Loans shall be used on the Second Amendment Effective Date to repay outstanding New Term Loans of Non-Consenting New Term Loan Lenders (if any).”

17. Sections 8.01(j), 9.02(d), 9.02(k), 9.02(m), 9.11(c) and 9.11(d) of the Credit Agreement are hereby amended by deleting the text “New Term Loans” in each instance in which it appears in said Sections and inserting the text “2005 Term Loans” in lieu thereof.

18. The definitions of “Minimum Borrowing Amount”, “Net Cash Proceeds”, and “Tranche” appearing in Section 11 of the Credit Agreement are hereby amended by deleting the text “New Term Loans” in each instance in which it appears in said definitions and inserting the text “2005 Term Loans” in lieu thereof.

19. The definition of “Adjusted Excess Cash Flow” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “First Amendment Effective Date” in each place it appears in said definition and inserting the text “Second Amendment Effective Date” in lieu thereof.

20. The definition of “Applicable Margin” appearing in Section 11 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Applicable Margin” initially shall mean a percentage per annum equal to (A) (i) in the case of Revolving Loans maintained as (x) Base Rate Loans, 2.25% and (y) Eurodollar Loans, 3.25% and (ii) in the case of Swingline Loans, 2.25% and (B) in the case of 2005 Term Loans maintained as (x) Base Rate Loans, 1.00% and (y) Eurodollar Loans, 2.00%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a margin for a given eligible Tranche of Loans specified in the pricing grid below (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margin for such Tranche of Loans shall be that set forth below opposite the Total Leverage Ratio indicated

to have been achieved in any certificate delivered in accordance with the following sentence:

Total Leverage Ratio	Revolving Loan Eurodollar Margin	Revolving Loan /Swingline Loan Base Rate Margin	2005 Term Loan Eurodollar Margin	2005 Term Loan Base Rate Margin
Equal to or greater than 2.25:1.0 but less than 2.5:1.0	3.00%	2.00%	2.00%	1.00%

Equal to or greater than 2.0:1.0 but less than 2.25:1.0	3.00%	2.00%	2.00%	1.00%

Equal to or greater than 1.5:1.0 but less than 2.0:1.0	2.75%	1.75%	2.00%	1.00%

Equal to or greater than 1.0:1.0 but less than 1.5:1.0	2.50%	1.50%	1.75%	0.75%

Less than 1.0:1.0	2.25%	1.25%	1.50%	0.50%

The Total Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis to give effect to any Permitted Acquisition or Subsidiary Redesignation effected on or prior to the date of the delivery of such certificate) and the Applicable Margins for a given eligible Tranche of Loans which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Permitted Acquisition or Subsidiary Redesignation or any issuance of Permitted Debt or Disqualified Preferred Stock, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio on a Pro Forma Basis as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Subsidiary Redesignation is consummated or such Permitted Debt or Disqualified Preferred Stock is/are issued for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins for each eligible Tranche of Loans which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Total Leverage Ratio as so calculated. The Applicable Margins for each eligible Tranche of Loans as so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition or Subsidiary Redesignation is consummated or Permitted Debt or Disqualified Preferred Stock is/are issued or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the “End Date”), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Margins for the respective eligible Tranche of Loans (and thus commencing a new Start Date), the Applicable Margins for such Tranche of Loans shall be those set forth in the first sentence of this definition (such Applicable Margins as so determined, the “Highest Applicable Margins”). Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins for each Tranche of Loans shall be the Highest Applicable Margins (x) at all times during which there shall exist any Default or Event of Default and (y) prior to the date of delivery of the financial statements pursuant to Section 8.01(c) for the fiscal quarter of the Borrower ended closest to June 30, 2005. It is understood and agreed that for periods prior to the Second Amendment Effective Date, the “Applicable Margin” for New Term Loans shall be determined in accordance with the definition of “Applicable Margin” used in this Agreement (as in effect immediately prior to the Second Amendment Effective Date).”.

21. The definition of “Commitment” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “, 2005 Term Loan Commitment” immediately after the text “New Term Loan Commitment” appearing in said definition.

22. The definition of “Loan” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “New Term Loan” appearing in said definition and inserting the text “2005 Term Loan” in lieu thereof.

23. The definition of “Maturity Date” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “New Term Loan Maturity Date” appearing in said definition and inserting the text “2005 Term Loan Maturity Date” in lieu thereof.

24. The definition of “Note” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “New Term Note” appearing in said definition and inserting the text “2005 Term Note” in lieu thereof.

25. The definition of “Qualified Preferred Stock” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text “New Term Loan Maturity Date” appearing in said definition and inserting the text “2005 Term Loan Maturity Date” in lieu thereof.

26. The definition of “Required Lenders” appearing Section 11 of the Credit Agreement is hereby amended by (i) inserting the text “, 2005 Term Loans” immediately preceding the text “and Revolving Loan Commitments” appearing in said definition and (ii) inserting the text “and 2005 Term Loans” immediately preceding the text “of Non-Defaulting Lenders” appearing in sub-clause (i) of said definition.

27. Section 11 of the Credit Agreement is hereby further amended by (i) deleting the definitions of “Applicable Credit Rating” and “Borrowing” appearing in said Section in its entirety and (ii) inserting in the appropriate alphabetical order the following new definitions:

“Additional 2005 Term Loans” shall have the meaning provided in Section 1.01(f).

“Borrowing” shall mean and include (i) the borrowing of Swingline Loans from DBTCA on a given date and (ii) the borrowing of one Type of Loan pursuant to a single Tranche by the Borrower from all of the Lenders having Commitments with respect to such Tranche on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that (x) Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans, (y) the term “Borrowing” shall include the consolidated “borrowing” of New Term Loans pursuant to the simultaneous conversion of Term Loans and the incurrence of Additional New Term Loans on the First Amendment Effective Date on the terms provided in Section 1.01(e), and (z) the term “Borrowing” shall include the consolidated “borrowing” of 2005 Term Loans pursuant to the simultaneous conversion of New Term Loans and the incurrence of Additional 2005 Term Loans on the Second Amendment Effective Date on the terms provided in Section 1.01(f).

“Consenting New Term Loan Lender” shall mean each Lender holding outstanding New Term Loans that has theretofore executed and delivered a counterpart of the Second Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time) on the later to occur of April 28, 2005 or the Second Amendment Effective Date.

“Existing New Term Loan Borrowing” shall have the meaning provided in Section 1.01(f).

“Non-Consenting New Term Loan Lender” shall mean each Lender that is not a Consenting New Term Loan Lender.

“Repricing Transaction” shall mean (i) the incurrence by the Borrower or any Subsidiary thereof of a new tranche of replacement term loans under this Agreement (including by way of conversion of 2005 Term Loans into any such new tranche of replacement term loans) (x) having an effective interest rate margin for the respective Type of such replacement term loan that is less than the Applicable Margin for 2005 Term Loans of the respective Type (with the comparative determinations of such margins to be made by the Administrative Agent and to be made after taking account of all upfront or similar fees or original issue discount (amortized over the life of such tranche of replacement term loans or 2005 Term Loans, as the case may be) payable to all Lenders providing such replacement term loans or converted 2005 Term Loans, as the case may be, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such tranche of replacement term loans or 2005 Term Loans, as the case may be) and (y) the proceeds of which are used to repay, in whole or in part, principal of outstanding 2005 Term Loans (it being understood that a conversion of 2005 Term Loans into any such new tranche of replacement term loans shall constitute a repayment of principal of outstanding 2005 Term Loans), (ii) any effective reduction in the Applicable Margin for 2005 Term Loans (with the determination of such effective reduction to be made in accordance with the applicable provisions set forth in the parenthetical appearing in preceding clause (i)(x)) and/or (iii) the incurrence by the Borrower or any Subsidiary thereof of any other term loan or bank debt the proceeds of which are used in whole or in part to prepay or repay outstanding 2005 Term Loans (except to the extent any such term loans or bank debt is incurred as a direct result of a Change of Control) if such term loans or bank debt has a lower interest rate per annum than that of the 2005 Term Loans at the time of prepayment or repayment thereof (with the comparative determination of such interest rates to be made by the Administrative Agent taking into account all upfront or similar fees or original issue discount (amortized over the life of such term loans or other bank debt) payable to all lenders providing such term loans or other bank debt, but without taking into account any fluctuations in the Eurodollar Rate or comparable LIBOR rate). Any such determination by the Administrative Agent as contemplated by preceding clauses (i)(x), (ii) and (iii) shall be conclusive and binding on all Lenders holding 2005 Term Loans.

“Second Amendment” shall mean the Second Amendment to Credit Agreement, dated as of April 28, 2005.

“Second Amendment Effective Date” shall have the meaning provided in the Second Amendment.

“Total 2005 Term Loan Commitment” shall mean, at any time, the sum of the 2005 Term Loan Commitments of each of the Lenders at such time.

“2005 Converted Term Loans” shall have the meaning provided in Section 1.01(f).

“2005 Term Loan” shall have the meaning provided in Section 1.01(f).

“2005 Term Loan Borrowing Amount” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “2005 Term Loan Borrowing Amount”, as the same may be (x) reduced from time to time as a result of prepayments and repayments pursuant to Section 4.01, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments of 2005 Term Loans to or from such Lender pursuant to Section 1.13 or 13.04(b).

“2005 Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “2005 Term Loan Commitment,” as the same may be reduced or terminated pursuant to Section 3.03 and/or 10 or otherwise modified pursuant to Section 1.13 and/or 13.04(b).

“2005 Term Loan Conversion” shall have the meaning provided in Section 1.01(f).

“2005 Term Loan Maturity Date” shall mean June 10, 2010.

“2005 Term Note” shall have the meaning provided in Section 1.05(a).

28. Section 13.04(b) of the Credit Agreement is hereby amended by deleting the text “New Term Loans” in each instance where it appears in said Section and inserting the text “2005 Term Loans” in lieu thereof.

29. Exhibit A-1 to the Credit Agreement is hereby amended by deleting the text “[New Term Loans]” appearing in said Exhibit and inserting the text “[2005 Term Loans]” in lieu thereof.

30. The Credit Agreement is hereby further amended by adding Exhibit B-5 thereto in the form of Exhibit B-5 attached hereto.

31. Exhibit K to the Credit Agreement is hereby amended by deleting the text “New Term Loans” appearing in said Exhibit and inserting the text “2005 Term Loans” in lieu thereof.

32. Schedule I to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Schedule I in the form of Schedule I attached hereto.

II. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Second Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date both before and after giving effect to this Second Amendment, (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date both before after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date) and (iii) concurrently with the effectiveness of this Second Amendment, the proceeds of the Additional 2005 Term Loans shall be immediately applied by the Borrower to repay all outstanding New Term Loans of Non-Consenting New Term Loan Lenders (if any).

2. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) the Borrower, each other Credit Party, Lenders constituting the Required Lenders, and each Lender with a 2005 Term Loan Commitment and/or converting New Term Loans into 2005 Converted Term Loans pursuant to the 2005 Term Loan Conversion shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number 212-354-8113);

(ii) there shall have been delivered to the Administrative Agent for the account of each Consenting New Term Loan Lender and each Lender with a 2005 Term Loan Commitment which has requested same, an appropriate 2005 Term Note executed by the Borrower in each case in the amount, maturity and otherwise as provided in the Credit Agreement;

(iii) (x) all accrued and unpaid interest on all New Term Loans shall have been paid in full (regardless of whether or not the Credit Agreement otherwise requires a payment of such interest at such time), (y) all fees, costs and expenses with respect to the New Term Loans shall have been paid in full and (z) the principal of all outstanding New Term Loans of Non-Consenting New Term Loan Lenders shall have been repaid in full; and

(iv) there shall have been delivered to Administrative Agent copies of resolutions of the board of directors of each Credit Party approving and authorizing the execution, delivery and performance of this Second Amendment and the Credit Documents as amended by this Second Amendment, certified as of the Second Amendment Effective Date by the corporate secretary or an assistant secretary of such Credit Party as being in full force and effect without modification or amendment.

6. By executing and delivering a copy hereof, each Credit Party hereby agrees that all Loans (including, without limitation, the 2005 Term Loans) shall be fully guaranteed pursuant to the Subsidiaries Guaranty in accordance with the terms and provisions thereof and shall be fully secured pursuant to the Security Documents.

7. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

PACER INTERNATIONAL, INC.

By:	/s/ Lawrence C. Yarberry
Name:	Lawrence C. Yarberry
Title:	Executive Vice President and
Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
Individually and as Administrative Agent

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Director

By:	/s/ Omayra Laucella
Name:	Omayra laucella
Title:	Vice President

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Second Amendment, hereby consents to the entering into of the Second Amendment and agrees to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

PACER CARTAGE, INC.
PACER GLOBAL LOGISTICS, INC.
RF INTERNATIONAL, LTD.
PACIFIC MOTOR TRANSPORT COMPANY
INTERMODAL CONTAINER SERVICE, INC.
MANUFACTURERS CONSOLIDATION
SERVICE OF CANADA, INC.
OCEAN WORLD LINES, INC.

By:	/s/ Lawrence C. Yarberry
Name:	Lawrence C. Yarberry
Title:	Executive Vice President and
Chief Financial Officer

PACER DISTRIBUTION SERVICES, INC.
(f/k/a Conex Global Logistics Services, Inc.)
S&H LEASING, INC.
S&H TRANSPORT, INC.
PDS TRUCKING, INC.

By:	/s/ Lawrence C. Yarberry
Name:	Lawrence C. Yarberry
Title:	Authorized Agent